UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2023

DIAMONDHEAD HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39936	85-3460766
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation)

250 Park Ave, 7th Floor New York, New York	10177
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 572-6260

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, $0.0001 par value and one-fourth of one redeemable warrant	DHHCU	The Nasdaq Stock Market LLC
Class A common stock, par value $0.0001 per share	DHHC	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock, each at an exercise price of $11.50 per share	DHHCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

DiamondHead Holdings Corp. (“DHHC” or the “Company”) encourages stockholders to vote in favor of the proposal to amend DHHC’s articles of incorporation (the “Extension Amendment”) to extend the date by which the Company must complete a business combination from January 28, 2023 to July 28, 2023 (the “Extension”). A special meeting of the Company’s stockholders (“Special Meeting”) to approve the Extension Amendment will be held on January 25, 2023 at 10:00 a.m., Eastern Time, and can be accessed virtually by visiting https://web.lumiagm.com/228230513.

Holders of 30,249,468 shares of the Company’s Class A common stock have elected to have their shares redeemed in connection with the Extension, resulting in approximately $306 million (approximately $10.12 per share) that would be removed from the Company’s Trust Account to pay such redeeming holders, and approximately $43 million remaining in the Company’s Trust Account.

The deadline for stockholders to withdraw any election to have shares redeemed in connection with the Extension will be 9:00 a.m., Eastern Time, on January 25, 2023. Stockholders who wish to withdraw redemptions should contact the Company’s transfer agent, American Stock Transfer & Trust Company, by email at SPACSUPPORT@astfinancial.com.

If stockholders have any questions on any matter in connection with the Special Meeting, please call the Company’s proxy solicitor, Morrow Sodali LLC, at: (800) 662-5200 (toll free).

Forward Looking Statements

This Current Report includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, uncertainties relating to our ability to obtain approval for the Extension Amendment, our ability to complete our initial business combination, and other risks and uncertainties indicated from time to time in filings with the U.S. Securities and Exchange Commission (the “SEC”), including “Risk Factors” in the Extension Proxy Statement (as defined below) and in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 13, 2022, and our Quarterly Reports on Form 10-Q filed with the SEC on May 16, 2022, August 15, 2022 and November 9, 2022 and in other reports we file with the SEC. DHHC expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in DHHC’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Additional Information and Where to Find It

DHHC urges stockholders to read the definitive proxy statement filed with the SEC on January 4, 2023 (the “Extension Proxy Statement”), as well as other documents filed by DHHC with the SEC (WHEN AVAILABLE) IN CONNECTION with THE EXTENSION, because these documents will contain important information about DHHC AND the Extension. Stockholders may obtain copies of these documents (when available), without charge, at the SEC’s website at www.sec.gov or by directing a request to: DiamondHead Holdings Corp., 250 Park Ave., 7th Floor, New York, New York 10177, Attn: Chief Financial Officer.

Participants in Solicitation

DHHC and its directors and executive officers may be deemed to be participants in the solicitation of proxies of DHHC stockholders. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of DHHC’s directors and officers in the Extension Proxy Statement, which may be obtained free of charge from the sources indicated above.

Non-Solicitation

This Current Report is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of DHHC, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 24, 2023

DIAMONDHEAD HOLDINGS CORP.

By:	/s/ Keith Feldman
Name:	Keith Feldman
Title:	Chief Financial Officer